EXHIBIT 21.1

     The following list sets forth (i) all subsidiaries of Ryder System, Inc. as of December 31, 2002, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

State or Country of
Name of Subsidiary	Incorporation or Organization

1318359 Ontario Limited(1)
Ascent-Global Logistics Pte Ltd.
Ascent Logistics (Taiwan) Company Ltd.
Associated Ryder Capital Services, Inc.
CRTS, S.A.
Far East Freight, Inc.
Globe Master Insurance Company
Mitchell Self Drive Limited
Network Vehicle Central, Inc.
Phaseking Limited
Road Master, Limited
RSI Acquisition Corp.
RSI Holding B.V.
RSI Purchase Corp.
RTR Leasing I, Inc.
RTR Leasing II, Inc.
Ryder Airport Operations Corp.
Ryder Argentina S.A.
Ryder-Ascent Logistics Pte Ltd.
Ryder Asia Pacific Pte Ltd.
Ryder Australia Pty Ltd.
Ryder Capital Ireland
Ryder Capital Ireland Holdings I LLC
Ryder Capital Ireland Holdings II LLC
Ryder Capital S.A. de C.V.
Ryder Capital Services Corporation
Ryder Consulting Services (Shanghai) Co., Ltd.
RYDERCORP
RYDERCORP, Inc.
Ryder de Mexico S.A. de C.V.
Ryder Dedicated Capacity, Inc.
Ryder Dedicated Logistics, Inc.
Ryder Deutschland GmbH
Ryder Distribution Services Limited
Ryder do Brasil, Ltda.
Ryder Driver Leasing, Inc.
Ryder Energy Distribution Corporation
Ryder Europe B.V.
Ryder FleetProducts.com, Inc.
Ryder Funding LP
Ryder Funding II LP
Ryder Holding, LLC
Ryder Hungary Logistics LLC
Ryder, Inc. of Florida
Ryder Integrated Logistics, Inc.(2)(3)
Canada
Singapore
Taiwan
Florida
Mexico
Florida
Vermont
England
Florida
England
Bermuda
Delaware
Netherlands
Delaware
Delaware
Delaware
Florida
Argentina
Singapore
Singapore
Australia
England
Delaware
Delaware
Mexico
Delaware
China
Florida
Delaware
Mexico
Tennessee
Delaware
Germany
England
Brazil
Florida
Florida
Netherlands
Tennessee
Delaware
Delaware
Delaware
Hungary
Florida
Delaware

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State or Country of
Name of Subsidiary	Incorporation or Organization

Ryder International Acquisition Corp.	Florida
Ryder International, Inc.	Florida
Ryder Logistics Ltda.	Brazil
Ryder Mexicana, S.A. de C.V.	Mexico
Ryder Offshore Holdings I LLC	Delaware
Ryder Offshore Holdings II LLC	Delaware
Ryder Offshore Holdings LP	Delaware
Ryder Pension Fund Limited	England
Ryder Plc	England
Ryder Polska Sp. zo. o.	Poland
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Realty, Inc.	Delaware
Ryder Receivable Funding, L.L.C.	Florida
Ryder Services Corporation(4)	Florida
Ryder Servicios do Brasil Ltda.	Brazil
Ryder Servicios S.A. de C.V.	Mexico
Ryder Singapore Pte Ltd.	Singapore
Ryder Sistemas Integrados de Logistica Limitada(5)	Chile
Ryder St. Louis Redevelopment Corporation	Missouri
Ryder Sweden AB	Sweden
Ryder System B.V.	Netherlands
Ryder System Holdings (UK) Limited	England
Ryder System Limited	England
Ryder Truck Rental, Inc.(6)	Florida
Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware
Ryder Truck Rental Canada Ltd.(7)	Canada
Ryder Truck Rental LT	Delaware
Ryder Truckstops, Inc.	Florida
Ryder Vehicle Lease Trust 1998-A	Delaware
Ryder Vehicle Lease Trust 1999-A	Delaware
Ryder Vehicle Lease Trust 2001-A	Delaware
Spring Hill Integrated Logistics Management, Inc.	Delaware
Surplus Property Holding Corp.	Florida
Tandem Transport, L.P.	Georgia
Translado Americanos	Mexico
TTR Logistics, LLC	Delaware
Truck Transerv, Inc.	Delaware
Unilink Contract Hire Limited	England
UniRyder Limited	England
Westside Corporate Center, Inc.	Florida

(1)	Ontario, Canada: d/b/a Ryder Grocery Services

(2)	California, Delaware, Iowa, North Dakota, North Carolina, Virginia, Texas, Utah: d/b/a Triangle Services Corporation

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(3)	Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Virginia and Washington: d/b/a LogiCorp.

Florida: d/b/a UniRyder

(4)	Ohio and Texas: d/b/a Ryder Claims Services Corporation

(5)	Chile: d/b/a Ryder Chile Limitada

(6)	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

Maryland and Virginia: d/b/a Ryder/Jacobs

Michigan: d/b/a Atlas Trucking, Inc.

Michigan: d/b/a Ryder Atlas of Western Michigan

(7)	French Name: Location de Camions Ryder du Canada Ltee.

Canadian Provinces:	Ryder Integrated Logistics Ryder Dedicated Logistics Ryder Canada

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